SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 24, 2012

OPTIONABLE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51837	52-2219407
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

55 St. Marks Place, Suite 4
New York, NY 10003
(Address of principal executive offices)

(914) 773-1100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The following summary is qualified in its entirety by Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, which Exhibits are incorporated herein by reference.

CMEG NYMEX Inc. v. Optionable, Inc., et al., Civ. No. 09-03677 (S.D.N.Y.).

CMEG NYMEX Inc. (“NYMEX”) filed the operative complaint in this litigation on April 10, 2009.  The complaint alleges, among other things, that Optionable, certain of its former officers and directors, one current director, and other defendants defrauded NYMEX in connection with NYMEX’s purchase of $28.9 million of shares of Optionable common stock pursuant to a Stock and Warrant Purchase Agreement (“SWPA”).  NYMEX seeks damages in excess of $28.5 million based on the following causes of action against Optionable: violations of Section 10(b) of the Securities Exchange Act; breach of contract and warranty; aiding and abetting common law fraud; and negligent misrepresentation.  The Company has denied the allegations in the Complaint.  On September 6, 2011, the Company filed counterclaims against NYMEX alleging, among other things, that NYMEX breached its obligations under the SWPA.  The counterclaims seek unspecified damages based on the following causes of action:  breach of contract; breach of the covenant of good faith and fair dealing; and refusal to pay amounts due and owed of over $740,000.  NYMEX filed a motion for partial summary judgment in support of its claims, and the Company also filed a motion for summary judgment in support of its claims.

On August 24, 2012, the United States District Court for the Southern District of New York (the “Court”) issued a Memorandum Decision and Order (the “NYMEX Order”) concerning motions for summary judgment regarding certain of the parties’ claims and counterclaims.  In the NYMEX Order, the Court:  (i) denied NYMEX’s motion for summary judgment on its breach of warranty claim; (ii) denied NYMEX’s motion to dismiss Optionable’s counterclaim for breach of the SWPA; (iii) granted NYMEX’s motion to dismiss Optionable’s counterclaims for breach of the covenant of good faith and fair dealing, and refusal to pay amounts due and owed; and (iv) granted NYMEX’s motion to dismiss defendant Mark Nordlicht’s breach of contract counterclaim.  The Company is unable to predict the outcome of this litigation.

Bank of Montreal v. Optionable, Inc., et al., Civ. No. 09-07557 (S.D.N.Y.).

Bank of Montreal (“BMO”) filed the operative complaint in this litigation on August 28, 2009.  The complaint alleges, among other things, that Optionable, certain of its former officers and directors, one current director and other defendants conspired to defraud BMO in connection with large monetary losses experienced by BMO as a result of natural gas option trades made by one of its former employees.  BMO seeks unspecified damages based on the following causes of action:  fraud; negligent misrepresentation; aiding and abetting fraud; aiding and abetting breach of fiduciary duty; and breach of contract.  The Company has denied the allegations in the Complaint. On September 6, 2011, the Company filed counterclaims against BMO alleging, among other things, that BMO launched an unlawful campaign to blame the Company for the losses BMO incurred due to its own fault.

On August 24, 2012, the Court issued a Memorandum Decision and Order granting BMO’s motion to dismiss all of Optionable’s counterclaims.  The Company is unable to predict the outcome of this litigation.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report and incorporated by reference herein:

Exhibit No.	Description

99.1	Memorandum Decision and Order. CMEG NYMEX Inc. v. Optionable, Inc., et al., Civ. No. 09-03677 (S.D.N.Y.).

99.2	Memorandum Decision and Order. Bank of Montreal v. Optionable, Inc., et al., Civ. No. 09-07557 (S.D.N.Y.).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIONABLE, INC.

By:	/s/ Brad P. O’Sullivan
Brad P. O’Sullivan
Chief Executive Officer

Date:  August 29, 2012

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